EXHIBIT 10.5

STOCK OPTION AGREEMENT

ARNO THERAPEUTICS, INC.
2005 STOCK OPTION PLAN

THIS STOCK OPTION AGREEMENT (this “Agreement”) is made effective as of April 25, 2011, by and between ARNO THERAPEUTICS, INC., a Delaware corporation (the “Company”), and GLENN MATTES (“Participant”).

WITNESSETH:

WHEREAS, Participant has been hired to serve as an employee of the Company pursuant to that certain Employment Agreement of even date herewith (the “Employment Agreement”) between the Company and Participant; and

WHEREAS, the Company wishes to grant a nonqualified stock option to Participant to purchase shares of the Company’s Common Stock pursuant to the Company’s 2005 Stock Option Plan, as amended (the “Plan”); and

WHEREAS, the Committee, or its duly authorized designee, has authorized the grant of a nonqualified stock option to Participant and has determined that, as of the effective date of this Agreement, the fair market value of the Company’s Common Stock is $1.00 per share;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1.           Grant of Option.  The Company hereby grants to Participant on the date set forth above (the “Date of Grant”), the right and option (the “Option”) to purchase all or portions of an aggregate of Nine Hundred Forty One Thousand Seven Hundred Fifty Two (941,752) shares of Common Stock (the “Option Shares”) at a per share price of $1.00 (the “Exercise Price”), on the terms and conditions set forth herein, and in Section 5(e)(ii) of the Employment Agreement, and subject to adjustment pursuant to Section 11.6 of the Plan.  This Option shall be deemed the Performance Option, as such term is defined in the Employment Agreement.

2.           Duration and Exercisability; Vesting.

(a)           General.  The Option shall be exercisable only to the extent that all, or any portion thereof, has vested or is deemed vested. To the extent vested, the term during which this Option may be exercised shall terminate on the tenth anniversary of the Date of Grant, except to the extent a shorter term is provided for in Paragraphs 2(b) through 2(e) below. This Option shall vest and become exercisable, if at all, upon the successful achievement of the Performance Goals (as such term is defined in the Employment Agreement), as follows:

(i)           the right to purchase one-third of the Option Shares (or such lesser amount in the event of less than full achievement of the Performance Goals) shall vest or be deemed vested following the first anniversary of the Date of Grant, subject to the successful achievement of the applicable Performance Goals for such year;

(ii)         the right to purchase one-third of the Option Shares (or such lesser amount in the event of less than full achievement of the Performance Goals) shall vest or be deemed vested following the second anniversary of the Date of Grant, subject to the successful achievement of the applicable Performance Goals for such year; and

(iii)        the right to purchase one-third of the Option Shares (or such lesser amount in the event of less than full achievement of the Performance Goals) shall vest or be deemed vested following the third anniversary of the Date of Grant, subject to the successful achievement of the applicable Performance Goals for such year.

Once the Option becomes exercisable with respect to any of the Option Shares specified in Section 1, Participant may continue to exercise this Option under the terms and conditions of this Agreement until the termination of the Option as provided herein.  If Participant does not purchase upon an exercise of this Option the full number of shares which Participant is then entitled to purchase, Participant may purchase upon any subsequent exercise prior to this Option’s termination such previously unpurchased Option Shares in addition to those Participant is otherwise entitled to purchase.

(b)           Termination of Relationship (other than Disability or Death).  If Participant ceases to be an employee of the Company or any Subsidiary for any reason other than disability or death, and subject to the terms of Section 10 of the Employment Agreement which shall control, this Option shall terminate on the earlier of (i) the close of business on the three-month anniversary of the date of termination of Participant’s relationship, and (ii) the expiration date of this Option stated in Paragraph 2(a) above.  In such period following such termination of Participant’s relationship, this Option shall be exercisable only to the extent the Option was exercisable on the vesting date immediately preceding the date on which Participant’s relationship with the Company or Subsidiary has terminated, but had not previously been exercised.  To the extent this Option was not exercisable upon the termination of such relationship, or if Participant does not exercise the Option within the time specified in this Paragraph 2(b), all rights of Participant under this Option shall be forfeited.

(c)           Disability.  If Participant ceases to be an employee of the Company or any Subsidiary because of disability (as defined in Code Section 22(e), or any successor provision) and subject to the terms of Section 10 of the Employment Agreement which shall control, this Option shall terminate on the earlier of (i) the close of business on the twelve-month anniversary of the date of termination of Participant’s relationship, and (ii) the expiration date of this Option stated in Paragraph 2(a) above.  In such period following such termination of Participant’s relationship, this Option shall be exercisable only to the extent the Option was exercisable on the vesting date immediately preceding the date on which Participant’s relationship with the Company or Subsidiary has terminated, but had not previously been exercised.  To the extent this Option was not exercisable upon the termination of such relationship, or if Participant does not exercise the Option within the time specified in this Paragraph 2(c), all rights of Participant under this Option shall be forfeited.

(d)           Death.  In the event of Participant’s death and subject to the terms of Section 10 of the Employment Agreement which shall control, this Option shall terminate on the earlier of (i) the close of business on the twelve-month anniversary of the date of Participant’s death, and (ii) the expiration date of this Option stated in Paragraph 2(a) above.  In such period following Participant’s death, this Option may be exercised by the person or persons to whom Participant’s rights under this Option shall have passed by Participant’s will or by the laws of descent and distribution only to the extent the Option was exercisable on the vesting date immediately preceding the date of Participant’s death, but had not previously been exercised.  To the extent this Option was not exercisable upon the date of Participant’s death, or if such person or persons fail to exercise this Option within the time specified in this Paragraph 2(d), all rights under this Option shall be forfeited.

(e)           Effect of Employment Agreement.  Notwithstanding anything to the contrary contained in this Agreement, this Option shall otherwise vest, accelerate, or remain exercisable, as and to the extent described in the Employment Agreement (including without limitation, Sections 5(e) and 10 of the Employment Agreement) or any subsequent amendment thereto.  To the extent any term or provision of this Agreement conflicts with the terms and provisions of the Employment Agreement, the terms and provisions of the Employment Agreement shall control and in all cases remain in full force and effect.

3.           Manner of Exercise.

(a)           General.  The Option may be exercised only by Participant (or other proper party in the event of death or incapacity), subject to the conditions of the Plan and the Employment Agreement, and subject to such other administrative rules as the Committee may deem advisable, by delivering within the option period written notice of exercise to the Company at its principal office.  The notice shall state the number of Option Shares as to which the Option is being exercised and shall be accompanied by payment in full of the option price for all Option Shares designated in the notice.  The exercise of the Option shall be deemed effective upon receipt of such notice by the Company and upon payment that complies with the terms of the Plan and this Agreement.  The Option may be exercised with respect to any number or all of the Option Shares as to which it can then be so exercised and, if partially exercised, may be exercised as to the unexercised Option Shares any number of times during the option period as provided herein.

(b)           Form of Payment.  Subject to the approval of the Committee, payment of the option price by Participant shall be in the form of cash, personal check or certified check, or any combination thereof.

(c)           Stock Transfer Records.  As soon as practicable after the effective exercise of all or any part of the Option, Participant shall be recorded on the stock transfer books of the Company as the owner of the Option Shares purchased, and the Company shall deliver to Participant one or more duly issued stock certificates evidencing such ownership.  All requisite original issue or transfer documentary stamp taxes shall be paid by the Company.

4.           Miscellaneous.

(a)           Employment or Other Relationship; Rights as Shareholder.  This Agreement shall not confer on Participant any right with respect to the continuance of employment or any other relationship with the Company or any of its Subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment or relationship.  Participant shall have no rights as a shareholder with respect to Option Shares until such Option Shares have been issued to Participant upon exercise of this Option.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such Option Shares are issued, except as provided in Section 11.6 of the Plan.

(b)           Securities Law Compliance.  Participant agrees that, until such time that the Option Shares are registered and freely tradable under applicable state and federal securities laws, all Option Shares issued to Participant upon exercise of this Option shall be held for Participant’s own account without a view to any further distribution thereof, that the certificates for such Option Shares shall bear an appropriate legend to that effect and that such Option Shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.

(c)           Mergers, Recapitalizations, Stock Splits, Etc.  Except as otherwise specifically provided in any employment, change of control, severance or similar agreement executed by the Participant and the Company, pursuant and subject to Section 11.6 of the Plan, certain changes in the number or character of the Common Stock of the Company (through sale, merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise) shall result in an adjustment, reduction or enlargement, as appropriate, in Participant’s rights with respect to any unexercised portion of the Option (i.e., Participant shall have such “anti-dilution” rights under the Option with respect to such events, but shall not have “preemptive” rights).

(d)           Shares Reserved.  The Company shall at all times during the option period reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

(e)           Withholding Taxes.  To permit the Company to comply with all applicable federal and state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that, if necessary, all applicable federal and state payroll, income or other taxes are withheld from any amounts payable by the Company to Participant.  If the Company is unable to withhold such federal and state taxes, for whatever reason, Participant hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law.  Subject to such rules as the Committee may adopt, the Committee may, in its sole discretion, permit Participant to satisfy such withholding tax obligations, in whole or in part (i) by delivering shares of Common Stock, or (ii) by electing to have the Company withhold shares of Common Stock otherwise issuable to Participant, in either case having a Fair Market Value, as of the date the amount of tax to be withheld is determined under applicable tax law, equal to the minimum amount required to be withheld for tax purposes.  Participant’s request to deliver shares or to have shares withheld for purposes of such withholding tax obligations shall be made on or before the date that triggers such obligations or, if later, the date that the amount of tax to be withheld is determined under applicable tax law.  Participant’s request shall be approved by the Committee and otherwise comply with such rules as the Committee may adopt to assure compliance with Rule 16b-3 or any successor provision, as then in effect, of the General Rules and Regulations under the Securities and Exchange Act of 1934, if applicable.

(f)           Nontransferability.  Except as otherwise provided in the Plan, during the lifetime of Participant, the Option shall be exercisable only by Participant or by the Participant’s guardian or other legal representative, and shall not be assignable or transferable by Participant, in whole or in part, other than by will or by the laws of descent and distribution.

(g)           2005 Stock Option Plan.  The Option evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to Participant and is hereby incorporated into this Agreement.  This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. All defined terms of the Plan shall have the same meaning when used in this Agreement.  The Plan governs this Option and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as otherwise provided herein or in the Plan.

(h)           Lockup Period Limitation.  Participant agrees that in the event the Company advises Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and that the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, Participant hereby agrees that for a period not to exceed 180 days from the prospectus, Participant will not sell or contract to sell or grant an option to buy or otherwise dispose of this Option or any of the underlying shares of Common Stock without the prior written consent of the underwriter(s) or its representative(s).

(i)           Blue Sky Limitation. Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and it is determined that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state securities or Blue Sky law limitations with respect thereto, and such determination is affirmed by the Board of Directors, unless the Board of Directors determines otherwise, and subject to the mutual agreement of the Company and Participant regarding the form of payment of the applicable Exercise Price, (i) the exercisability of this Option and the date on which this Option must be exercised shall be accelerated, provided that the Company agrees to give Participant 15 days’ prior written notice of such acceleration, and (ii) any portion of this Option or any other option granted to Participant pursuant to the Plan which is not exercised prior to or contemporaneously with such public offering shall be canceled.

(j)           Accounting Compliance.  Participant agrees that if a transaction subject to Rule 145 of the Securities Act occurs, and Participant is an “affiliate” of the Company or any its affiliates (as defined in applicable legal and accounting principles) at the time of such transaction, Participant will comply with all requirements of Rule 145 and the requirements of such other legal or accounting principles, and will execute any documents necessary to ensure such compliance.

(k)           Stock Legend.  The Committee may require that the certificates for any shares of Common Stock purchased by Participant (or, in the case of death, Participant’s successors) shall bear an appropriate legend to reflect the restrictions of Paragraph 4(b) and Paragraphs 4(g) through 4(i) of this Agreement; provided, however, that failure to so endorse any of such certificates shall not render invalid or inapplicable Paragraph 4(b) or Paragraphs 4(g) through 4(i).

(l)           Scope of Agreement.  This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and Participant and any permitted successor or successors of Participant.

(m)           Governing Law.  This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to its principles of conflicts of law.

(n)           Participant’s Representations.  The Participant hereby represents and warrants that the Participant has reviewed with her own tax advisors the federal, state, and local tax consequences of the transactions contemplated by this Agreement.  The Participant is relying solely on such advisors and not on any statements or representation of the Company or any of its agents. The Participant understands that she will be solely responsible for any tax liability that may result to her as a result of the transactions contemplated by this Agreement.

(o)           Notices.  All notices and other communications provided in this Agreement will be in writing and will be deemed to have been duly given when received by the party to whom it is directed at the following addresses:

If to the Company: Arno Therapeutics, Inc. 4 Campus Drive, 2nd Floor Parsippany, NJ 07054 Attn: Secretary	If to the Participant: Glenn Mattes [ADDRESS]

Signature page follows.

ACCORDINGLY, the parties hereto have caused this Agreement to be executed on the day and year first above written.

ARNO THERAPEUTICS, INC.

By:	/s/ David M. Tanen
Its: President

/s/ Glenn Mattes
Participant